UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 3, 2023

GULFPORT ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-19514	86-3684669
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

713 Market Drive Oklahoma City, Oklahoma	73114
(Address of principal executive offices)	(Zip code)

(405) 252-4600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which registered	Trading Symbol
Common stock, par value $0.0001 per share	The New York Stock Exchange	GPOR

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 3, 2023 (the “Effective Date”), the Board of Directors of Gulfport Energy Corporation (the “Company”) appointed Michael Hodges, age 44, as Executive Vice President and Chief Financial Officer of the Company. Mr. Hodges will succeed William Buese, who resigned as Executive Vice President and Chief Financial Officer of the Company, effective as of the Effective Date. Mr. Buese will remain with the Company as an adviser until May 3, 2023.

Mr. Hodges most recently served as Senior Vice President, Finance and Accounting at Leon Capital Group. Prior to joining Leon Capital, he was the Executive Vice President and Chief Financial Officer for Montage Resources Corporation until its merger with Southwestern Energy Company in November 2020. From 2012 until joining Montage Resources in 2018, Mr. Hodges served as the Chief Financial Officer for three upstream energy companies focused on near-term value creation through the acquisition and early-stage development of oil and natural gas resources. Mr. Hodges received his Bachelor of Business Administration in Finance from the University of Oklahoma and a Master of Science in Energy Management from Oklahoma City University and is a Certified Public Accountant in the State of Oklahoma.

There are no family relationships between Mr. Hodges and any director or executive officer of the Company that are required to be disclosed pursuant to Item 401(d) of Regulation S-K, there are no undertakings between Mr. Hodges and any other person pursuant to which he was selected to serve as an officer of the Company, and there are no transactions between the Company and Mr. Hodges that would require disclosure under Item 404(a) of Regulation S-K.

Hodges Employment Agreement and Equity Awards

In connection with Mr. Hodges’ appointment as Executive Vice President and Chief Financial Officer of the Company, he and the Company entered into an Employment Agreement (the “Employment Agreement”), effective as of the Effective Date. The Employment Agreement provides for, among other things, (i) an initial employment term ending on December 31, 2026, with one-year automatic renewals unless either party provides at least 90 days’ prior written notice of its intention to not extend the term; provided, that if a Change in Control (as defined in the Gulfport Energy Corporation 2021 Stock Incentive Plan, as may be amended from time to time (the “Plan”)) occurs, the employment term will be extended to the later of the original expiration date of the term and the expiration of the 24 month period following the effective date of such Change in Control, (ii) an annualized base salary of $485,000, (iii) eligibility to receive an annual performance-based cash bonus, with the target value for fiscal year 2023 equal to 100% of his base salary, and (iv) eligibility to receive annual grants of incentive equity awards pursuant to the Plan, as determined in the sole discretion of the Company’s Compensation Committee.

Under the Employment Agreement, if Mr. Hodges’ employment is terminated by the Company without Cause or if Mr. Hodges resigns for Good Reason (each as defined in the Employment Agreement), Mr. Hodges will receive, subject to his execution and non-revocation of a release of claims against the Company and its affiliates and his continued compliance with restrictive covenants, (i) a cash severance payment equal to one times the sum of his then-current base salary plus his target annual bonus for the fiscal year in which such termination occurs (which is increased to two times the sum of base salary and target annual bonus in the event such a termination occurs within 24 months following a Change in Control), (ii) payment of the pro rata portion of his target annual bonus for the fiscal year in which such termination occurs, and (iii) subject to Mr. Hodges’ timely election of continuation coverage under COBRA, a cash payment equal to his aggregate monthly COBRA premiums for the 12 month period following such termination date, to be used by Mr. Hodges’ to subsidize his COBRA premiums (which is increased to 18 months in the event such a termination occurs within 24 months following a Change in Control), in each case, payable in a lump sum on the 60th date following such termination date.

The Employment Agreement also provides for the following restrictive covenants: (i) non-solicitation of customers, employees and independent contractors during employment and for 12 months following termination, (ii) non-disclosure of confidential information and trade secrets, and (iii) assignment of intellectual property.

The foregoing description of the terms of the Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1.

In connection with Mr. Hodges’ appointment, he will be granted an initial equity award under the Plan, with a target value equal to approximately $2,000,000. Such award will be granted as follows: (i) 40% in the form of time-based restricted stock units, granted pursuant to the Form of Employee Restricted Stock Unit Award Agreement (which was filed as Exhibit 10.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed on March 1, 2023), and (ii) 60% in the form of performance-based restricted stock units, granted pursuant to the Form of Performance-Based Restricted Stock Unit Award Agreement (which was filed as Exhibit 10.4 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed on March 1, 2023).

Hodges Indemnification Agreement

On the Effective Date, Mr. Hodges entered into an Indemnification Agreement with the Company (the “Indemnification Agreement”). This Indemnification Agreement requires the Company to indemnify Mr. Hodges to the fullest extent permitted under Delaware law against liability that may arise by reason of his service to the Company, and to advance certain expenses incurred as a result of any proceeding against him as to which he could be indemnified.

The foregoing description of the terms of the Indemnification Agreement is not complete and is qualified in its entirety by reference to the full text of the Indemnification Agreement, a copy of which is attached hereto as Exhibit 10.2.

Item 7.01. Regulation FD Disclosure.

On April 3, 2023, the Company issued a press release regarding the appointment of Mr. Hodges as the Company’s Executive Vice President and Chief Financial Officer, as well as other leadership team changes. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The following information is being furnished pursuant to Item 7.01 of Form 8-K. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Number	Exhibit
10.1	Employment Agreement, by and between Gulfport Energy Corporation and Michael Hodges.

10.2	Indemnification Agreement, by and between Gulfport Energy Corporation and Michael Hodges.

99.1	Press Release dated April 3, 2023.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GULFPORT ENERGY CORPORATION

Date: April 3, 2023	By:	/s/ Patrick K. Craine
	Name:	Patrick K. Craine
	Title:	Chief Legal and Administrative Officer and Corporate Secretary

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